UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange
8.750% Series E Fixed-Rate Cumulative Redeemable Preferred Stock	RITM PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 19, 2025, Rithm Capital Corp., a Delaware corporation (“Rithm”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, the “Merger Agreement”), by and among Rithm, Paramount Group, Inc., a Maryland corporation (“Paramount”), Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of Paramount (the “Operating Partnership”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Rithm (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Rithm (“Operating Merger Sub” and, collectively with Rithm and REIT Merger Sub, the “Rithm Parties”). Pursuant to the Merger Agreement, at the closing, (i) Operating Merger Sub merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Surviving Partnership” and such merger, the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, Paramount merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). As a result of the Mergers, the Operating Partnership became an entity indirectly controlled by Rithm, REIT Merger Sub survived as an entity indirectly controlled by Rithm, and the separate corporate existence of Paramount ceased.

As a result of the Partnership Merger, in accordance with the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Common Unit of the Operating Partnership (each, a “Operating Partnership Common Unit”) that was issued and outstanding immediately prior to the Partnership Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 26, 2020, by and between Paramount and the limited partners party thereto (the “OP Agreement”)) in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest (the “Partnership Merger Consideration”).

Each issued and outstanding Operating Partnership Common Unit held by (i) the Rithm Parties or any of their respective subsidiaries or (ii) Paramount or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

As a result of the Company Merger, in accordance with the terms of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of Paramount (the “Company Common Stock”) that was issued and outstanding immediately prior to the Company Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest (the “Company Merger Consideration”).

Each issued and outstanding share of Company Common Stock held by (i) the Rithm Parties or any of their respective subsidiaries or (ii) any of the Acquired Companies as of the Company Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such shares of Company Common Stock in connection with or as a consequence of the Mergers.

Paramount Compensatory Awards

At the Company Merger Effective Time and as a result of the Company Merger, (i) each option to purchase shares of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled for no consideration and (ii) each restricted share of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable tax withholding), without interest.

Operating Partnership Compensatory Awards

At the Partnership Merger Effective Time, (i) each award of long-term incentive plan units of the Operating Partnership (the “Operating Partnership LTIP Units”) that was subject only to time-based vesting conditions vested in full (to the extent such award did not otherwise vest in full as a consequence of the Mergers pursuant to its terms) and (ii) each award of appreciation only Operating Partnership LTIP Units (the “Operating Partnership AOLTIP Units”) that was subject to vesting based on the achievement of certain performance goals, and that was unvested and outstanding immediately prior to the Partnership Merger Effective Time, vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance). Subject to certain exceptions, all Operating Partnership LTIP Units and all Operating Partnership AOLTIP Units vested and outstanding immediately prior to the Partnership Merger Effective Time were converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units were cancelled and converted into the right to receive the Partnership Merger Consideration. Certain Operating Partnership LTIP Units were cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable tax withholding), without interest.

Following the completion of the Mergers, the Operating Partnership and REIT Merger Sub (as the surviving entity of the Company Merger) became indirect wholly owned subsidiaries of Rithm. The consideration paid by Rithm in the Transaction was funded through a combination of cash on hand and a $50,000,000 equity investment from Rithm Property Trust Inc., which is externally managed by an affiliate of Rithm.

The foregoing descriptions of the Merger Agreement and the Mergers are only summaries, do not purport to be, complete and are qualified in their entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2025, Rithm issued a press release announcing the closing of the Mergers.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by Rithm under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to the press release is not intended to, and does not, constitute a determination or admission by Rithm that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Rithm.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business or Funds Acquired.

Rithm intends to file audited financial statements required by this Item 9.01(a) under the cover of an amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

Rithm intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K was required to be filed.

(c) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of September 17, 2025,  by and among Rithm Capital Corp., Panorama REIT Merger Sub, Inc.,  Panorama  Operating  Merger  Sub  LP,  Paramount Group, Inc.,  and Paramount  Group  Operating  Partnership  LP (incorporated herein by reference to Exhibit 2.1 of Rithm Capital Corp.’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2025).*

99.1	Press Release, dated as of December 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

By:/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Dated: December 19, 2025